UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2025

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+918048821871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NA	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

The Company entered into Securities Purchase Agreements and related agreements dated December 23, 2024 and January 31, 2025, respectively, with certain accredited investors (the “Investors”) in connection with a private placement offering of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and certain warrants that are discussed more fully in the Current Reports on Form 8-K filed by the Company on December 26, 2024 and February 6, 2025, respectively (the “Offering”).

On June 6, 2025, the Company issued a settlement letter (the “Settlement Letter”) to each of certain of the Investors (the “Settlement Investors”), pursuant to which the Settlement Investors agreed to the settlement of liquidated damages arising from Section 2.4 of the Registration Rights Agreements with the Investors, entered into on December 23, 2024 and January 31, 2025, respectively (“RRAs”), in connection with the Offering. Under the provisions of the Settlement Letter, the Company agreed to issue an aggregate of 1,950,600 pre-funded warrants with an aggregate value of US$3,023,400 to the Settlement Investors (the “Settlement Warrants”), with each Settlement Warrant having an exercise price of $0.0001 per share of Common Stock, in consideration for the full payment of liquidated damages owed to each Settlement Investor under Section 2.4 of the applicable RRA, and each Settlement Investor’s release of the Company from any and all claims thereunder including, without limitation any additional liquidated damages. The valuation of the Settlement Warrants was calculated based on the volume-weighted average price of the Company’s common stock over the five (5) trading days immediately preceding June 6, 2025.

The Settlement Warrants may be exercised at any time until they are exercised, in full, at an exercise price of $0.0001 per share of Common Stock, and may also be exercised on a cashless exercise basis, in lieu of any cash payment, in accordance with the formula provided in the Settlement Warrants. The Settlement Warrants provide for certain penalties in the event that the shares of Common Stock are not delivered on a timely basis, in connection with any exercise, and are subject to certain beneficial ownership limitations so that a holder may not exercise a settlement Warrant may not be exercised if any such exercise would cause the holder to own greater than 4.99% or 9.99% of the Company’s shares of Common Stock then outstanding, as applicable. The Settlement Warrants also provide for customary adjustments in the event of stock dividends, splits and the like, provide for participation in rights offerings and terms relating to the occurrence of a “Fundamental Transaction, such as a merger, reorganization or recapitalization.

The foregoing descriptions of the Settlement Letters and the Settlement Warrants do not purport to be complete and are qualified in their entirety by reference to the Settlement Letter and the form of Settlement Warrant, copies of which are filed as Exhibits 10.1 and 4.1, respectively to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant
10.1	Settlement Letter dated June 6, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2025	Zoomcar Holdings, Inc.

	By:	/s/ Shachi Singh
	Name:	Shachi Singh
	Title:	Chief Legal Officer